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                                    EXHIBIT 6
            MAXCOM TELECOMUNICACIONES, S.A. DE C.V. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                               1999             2000             2001              2002             2003               2003
                               ----             ----             ----              ----             ----               ----
WEIGHTED-AVERAGE COMMON
SHARES OUTSTANDING           10,264,827       11,463,667       13,748,445       134,738,030       175,927,429        175,927,429
NET LOSS FOR THE PERIOD  PS. (271,526.3)  PS. (685,028.4)  PS. (717,791.4)  PS.  (761,838.9)  PS.  (367,183.0)  U.S.$  (32,667.5)
NET LOSS PER SHARE       PS.      (26.5)  PS.      (59.8)  PS.      (52.2)  PS.        (5.7)  PS.        (2.1)  U.S.$       (0.2)